Company Contact: Eric K. Hagen	October 26, 2016
Title: Vice President, Investor Relations	For immediate release
Phone: 303.837.1661
Email: Eric.Hagen@whiting.com

 Whiting Petroleum Corporation Announces Third Quarter 2016 Financial and Operating Results

•	Q3 2016 Net Cash Provided by Operating Activities of $151 Million Exceeds Capex by $66 Million

•	Q3 2016 Average Production of 119,890 BOE/d at High End of Guidance

•	Q3 2016 LOE Below Low End of Guidance at $7.98 per BOE

•	Williston Basin 5+ Million Pound Completions Continue to Track 900 MBOE Type Curve after 265 Days

•	Williston Basin 10+ Million Pound Completions Tracking 1,500 MBOE Type Curve

•	13 New McKenzie County Wells Test at Average Rate of 3,727 BOE/d

DENVER – October 26, 2016 – Whiting's (NYSE: WLL) 2016 third quarter capex of $85 million was under budget and relatively flat with the second quarter. Production in the third quarter came in at the high end of guidance and totaled 11.0 million barrels of oil equivalent (MMBOE), an average of 119,890 barrels of oil equivalent per day (BOE/d).  Production was comprised of 85% crude oil/natural gas liquids (NGLs).  Whiting continued to lower its lease operating expense (LOE). LOE for the third quarter averaged $7.98 per BOE, below the low end of guidance. Third quarter LOE benefitted from the sale of higher operating expense North Ward Estes properties, continued operating efficiencies and better than anticipated production results.

James J. Volker, Whiting's Chairman, President and CEO, commented, "During the third quarter, we continued to improve our capital efficiency with production at the high end of guidance on lower than projected capital spending, and LOE per BOE improving to $7.98 per BOE on the sale of North Ward Estes.  This resulted in our net cash from operating activities exceeding our capital spending by $66 million.  In the Williston Basin, the combination of high quality acreage and innovative completion methods drove solid results. Our thirteen new wells completed in McKenzie County tested at an average rate of 3,727 BOE/d and our leading edge design 10+ million pound completions in Williams County are tracking a 1,500 MBOE type curve.  We believe the focus on balance sheet strength and capital spending discipline in the first nine months of 2016 provides us with a strong financial base to continue to deliver solid operational results and realize the potential of our world class asset base."

Operating and Financial Results
The following table summarizes the operating and financial results for the third quarter of 2016 and 2015, including non-cash charges recorded during those periods:

	Three Months Ended
	September 30,
	2016	2015
Production (MBOE/d) (1)	119.89	160.59
Net cash provided by operating activities-MM	$151.3	$373.1
Discretionary cash flow-MM (2)	$163.1	$279.9
Realized price ($/BOE)	$32.34	$37.86
Total revenues-MM	$129.2	$508.0
Net loss available to common shareholders-MM (3)(4)(5)(6)(7)	$(693.1)	$(1,865.1)
Per basic share	$(2.47)	$(9.14)
Per diluted share	$(2.47)	$(9.14)
Adjusted net loss available to common shareholders-MM (8)
Per basic share	$(0.47)	$(0.17)
Per diluted share	$(0.47)	$(0.17)

(1)	Third quarter 2015 includes 10,180 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)
For the three months ended September 30, 2016, net loss available to common shareholders included $11 million of pre-tax, non-cash derivative losses or $0.02 per basic and diluted share after tax. For the three months ended September 30, 2015, net loss available to common shareholders included $153 million of pre-tax, non-cash derivative gains or $0.47 per basic and diluted share after tax.

(4)
For the three months ended September 30, 2016, net loss available to common shareholders included a $47 million pre-tax, non-cash gain on extinguishment of debt, or $0.10 per basic and diluted share after tax. The Company did not recognize any gain on extinguishment of debt during the 2015 period presented.

(5)
For the three months ended September 30, 2015, this amount includes $1.7 billion in non-cash pre-tax impairment charges for the partial write-down of the North Ward Estes Field in Texas and other non-core proved and unproved oil, gas, and CO2 properties that were not being developed due to depressed oil and gas prices.  The Company did not recognize any impairment write-downs with respect to its proved oil and gas or CO2 properties during the 2016 period presented.

(6)
During the three months ended September 30, 2015, goodwill related to the acquisition of Kodiak Oil and Gas Corp. in December 2014 (the "Kodiak Acquisition") with a carrying amount of $870 million was written down to a fair value of zero, resulting in a non-cash impairment charge of $870 million, which resulted from lower commodity prices.  The Company did not recognize any goodwill impairment write-downs during the 2016 period presented.

(7)
During the third quarter of 2016, the Company's note exchange transactions resulted in an ownership shift under Section 382 of the Internal Revenue Code and will limit the Company's usage of certain of its net operating losses and tax credits in the future.  Accordingly, the Company recorded a non-cash charge of $454 million for the write-down of and valuation allowance against the Company's deferred tax assets.

(8)	A reconciliation of net loss available to common shareholders to adjusted net loss available to common shareholders is included later in this news release.

The following table summarizes the first nine months operating and financial results for 2016 and 2015, including non-cash charges recorded during those periods:

	Nine Months Ended
	September 30,
	2016	2015
Production (MBOE/d) (1)	133.58	165.90
Net cash provided by operating activities-MM	$358.3	$901.3
Discretionary cash flow-MM (2)	$417.0	$909.8
Realized price ($/BOE)	$29.31	$40.22
Total revenues-MM	$760.8	$1,627.3
Net loss available to common shareholders-MM (3)(4)(5)(6)(7)	$(1,165.8)	$(2,120.5)
Per basic share	$(4.92)	$(11.01)
Per diluted share	$(4.92)	$(11.01)
Adjusted net loss available to common shareholders-MM (8)	$(466.3)	$(65.4)
Per basic share	$(1.97)	$(0.34)
Per diluted share	$(1.97)	$(0.34)

(1)	The nine months ended September 30, 2015 includes 10,520 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)
For the nine months ended September 30, 2016, net loss available to common shareholders included $102 million of pre-tax, non-cash derivative losses or $0.27 per basic and diluted share after tax. For the nine months ended September 30, 2015, net loss available to common shareholders included $32 million of pre-tax, non-cash derivative losses or $0.10 per basic and diluted share after tax.

(4)
For the nine months ended September 30, 2016, net loss available to common shareholders included a $42 million pre-tax, non-cash loss on extinguishment of debt, or $0.11 per basic and diluted share after tax. For the nine months ended September 30, 2015, net loss available to common shareholders included a $6 million pre-tax, non-cash loss on extinguishment of debt, or less than $0.01 per basic and diluted share after tax.

(5)
For the nine months ended September 30, 2015, this amount includes $1.7 billion in non-cash pre-tax impairment charges for the partial write-down of the North Ward Estes Field in Texas and other non-core proved and unproved oil, gas, and CO2 properties that were not being developed due to depressed oil and gas prices.  The Company did not recognize any impairment write-downs with respect to its proved oil and gas or CO2 properties during the 2016 period presented.

(6)
During the nine months ended September 30, 2015, goodwill related to the Kodiak Acquisition with a carrying amount of $870 million, was written down to a fair value of zero, resulting in a non-cash impairment charge of $870 million, which resulted from lower commodity prices.  The Company did not recognize any goodwill impairment write-downs during the 2016 period presented.

(7)
During the nine months ended September 30, 2016, the Company's note exchange transactions resulted in an ownership shift under Section 382 of the Internal Revenue Code and will limit the Company's usage of certain of its net operating losses and tax credits in the future.  Accordingly, the Company recorded a non-cash charge of $454 million for the write-down of and valuation allowance against the Company's deferred tax assets.

(8)	A reconciliation of net loss available to common shareholders to adjusted net loss available to common shareholders is included later in this news release.

Operations Update
Whiting controls 738,479 gross (443,125 net) acres in the Williston Basin and 153,937 gross (129,035 net) acres at its Redtail Niobrara play.  In the third quarter 2016, total net production for the Company averaged 119,890 BOE/d.  The Bakken/Three Forks play in the Williston Basin averaged 105,645 BOE/d and the Redtail Niobrara/Codell play in the DJ Basin averaged 10,945 BOE/d.

Enhanced completion wells continue to track 900 MBOE type curve after 265 days. Whiting's previously disclosed set of 48 enhanced completion wells in the Williston Basin continue to produce in line with a 900 MBOE type curve after 265 days.  These wells span Whiting's acreage and are located in Billings, Dunn, McKenzie, Mountrail, Stark and Williams counties, North Dakota.  On average, these wells were completed with 36 stages and 6.6 million pounds of sand.

Large volume completion wells tracking 1,500 MBOE type curve after 90 days.  During the third quarter 2016, Whiting brought on two large volume completions located approximately ten miles apart in Williams County, North Dakota.  Whiting completed the Carscallen 31-14-4H Bakken well with 13.6 million pounds of sand and the P Bibler 155-99-16-31-30-1H Bakken well with 10.1 million pounds of sand. Both wells are tracking a 1,500 MBOE type curve after 90 days on production.

Rolla Federal Unit wells test at average rate of 3,727 BOE/d.  During the quarter, Whiting recommenced operations in the Central Williston Basin.  Between mid-September and early October 2016, the company brought on thirteen wells in McKenzie County at its Rolla Federal unit.   The wells were completed with an average of 7.3 million pounds of sand and tested at an average 24-hour rate of 3,727 BOE/d.

Faster drilling times and longer laterals increase value at Redtail.  In Whiting's Redtail Niobrara/Codell play in the DJ Basin, the average time to drill a well from spud to spud has decreased 30% to 7 days over the past twelve months.  This was driven by more efficient operations and a new wellbore design that eliminates intermediate casing.  The Company continues to increase the number of 1,280-acre spaced wells in its drilling program.  Year-to-date, it has drilled 34 1,280-acre spaced wells in an average time of 4.5 days from spud to total depth and 7.5 days from spud to spud.  It recently drilled a 1,280-acre spaced well from spud to total depth in a Whiting record time of 2.75 days.  Whiting estimates that a 1,280-acre spaced well has the potential to deliver approximately 40% higher reserves for only a 12.5% increase in cost relative to its standard 960-acre spaced well.

Other Financial and Operating Results
The following table summarizes the Company's net production and commodity price realizations for the quarters ended September 30, 2016 and 2015:
	Three Months Ended
	September 30,
	2016	2015	Change
Production
Oil (MMBbl)	7.76	11.70	(34%)
NGLs (MMBbl)	1.62	1.49	9%
Natural gas (Bcf)	9.91	9.53	4%
Total equivalent (MMBOE) (1)	11.03	14.77	(25%)

Average sales price
Oil (per Bbl):
Price received	$36.58	$39.45	(7%)
Effect of crude oil hedging (2)	5.30	4.72
Realized price	$41.88	$44.17	(5%)
Weighted average NYMEX price (per Bbl) (3)	$44.93	$46.52	(3%)
NGLs (per Bbl):
Realized price	$8.65	$10.55	(18%)
Natural gas (per Mcf):
Realized price	$1.79	$2.83	(37%)
Weighted average NYMEX price (per Mcf) (3)	$2.93	$2.74	7%

(1)	Third quarter 2015 includes 10,180 BOE/d from properties that have since been divested.
(2)
Whiting received $41 million and $55 million in pre-tax cash settlements on its crude oil hedges during the third quarter of 2016 and 2015, respectively.  A summary of Whiting's outstanding hedges is included later in this news release.

(3)	Average NYMEX prices weighted for monthly production volumes.

Third Quarter and First Nine Months 2016 Costs and Margins
A summary of production, cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(per BOE, except production)
Production (MMBOE)	11.03	14.77	36.60	45.29

Sales price, net of hedging	$32.34	$37.86	$29.31	$40.22
Lease operating expense	7.98	8.50	8.40	9.61
Production tax	2.39	3.00	2.16	3.21
Cash general & administrative	2.49	2.54	2.53	2.50
Exploration	0.79	1.43	1.08	2.38
Cash interest expense	4.64	4.83	4.72	4.75
Cash income tax expense (benefit)	0.01	(0.03)	-	(0.01)
	$14.04	$17.59	$10.42	$17.78

Third Quarter and First Nine Months 2016 Drilling and Expenditures Summary
The table below summarizes Whiting's operated and non-operated drilling activity and capital expenditures for the three and nine months ended September 30, 2016.

Gross/Net Wells Completed
			Total New	% Success	CAPEX
	Producing	Non-Producing	Drilling	Rate	(in MM)
Q3 16	22 / 9.9	0 / 0	22 / 9.9	100% / 100%	$ 85.0 (1)
9M 16	64 / 38.2	0 / 0	64 / 38.2	100% / 100%	$ 431.6 (2)

(1)	Includes $0 million for non-operated drilling and completion, $2 million in drilling rig early termination fees, $1 million for land and $0 for facilities.
(2)	Includes $34 million for non-operated drilling and completion, $18 million in drilling rig early termination fees, $10 million for facilities and $3 million for land.

Outlook for Fourth Quarter and Full-Year 2016
The following table provides guidance for the fourth quarter and full-year 2016 based on current forecasts, including Whiting's full-year 2016 capital budget of $550 million.

Guidance
	Fourth Quarter	Full Year
	2016	2016
Production (MMBOE)	10.4 - 10.8	47.0 - 47.4
Lease operating expense per BOE	$ 8.00 - $ 8.60	$ 8.20 - $ 8.50
General and administrative expense per BOE	$ 2.75 - $ 3.25	$ 3.00 - $ 3.15
Interest expense per BOE (1)	$ 6.50 - $ 7.00	$ 6.50 - $ 6.90
Depreciation, depletion and amortization per BOE	$ 25.00 - $ 26.00	$ 24.50 - $ 25.10
Production taxes (% of sales revenue)	8.75% - 9.25%	8.30% - 8.70%
Oil price differentials to NYMEX per Bbl (2)	($ 8.00) - ($ 9.00)	($ 8.00) - ($ 8.40)
Gas price differential to NYMEX per Mcf	($ 0.90) - ($ 1.20)	($ 0.95) - ($ 1.15)

(1)	Includes non-cash interest expense related to Whiting's 2018, 2019, 2020, 2021 and 2023 convertible notes. Full-year 2016 cash interest expense is projected at $4.50 – $5.00 per BOE.
(2)	Does not include the effect of NGLs.

Commodity Derivative Contracts
Whiting is 68% hedged for the remainder of 2016 and 49% hedged for 2017 as a percentage of September 2016 oil production.

The following summarizes Whiting's crude oil hedges as of October 1, 2016:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	September 2016
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production
Three-way collars (1)	2016
	Q4	1,400,000	$43.75 - $53.75 - $74.40	57.4%
	2017
	Q1	950,000	$34.21 - $44.47 - $60.06	39.0%
	Q2	950,000	$34.21 - $44.47 - $60.06	39.0%
	Q3	950,000	$34.21 - $44.47 - $60.06	39.0%
	Q4	950,000	$34.21 - $44.47 - $60.06	39.0%
Collars	2016
	Q4	250,000	$51.00 - $63.48	10.3%
	2017
	Q1	250,000	$53.00 - $70.44	10.3%
	Q2	250,000	$53.00 - $70.44	10.3%
	Q3	250,000	$53.00 - $70.44	10.3%
	Q4	250,000	$53.00 - $70.44	10.3%

(1)
A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Selected operating statistics:
Production
Oil, MBbl	7,758	11,699	26,442	36,305
NGLs, MBbl	1,621	1,487	4,954	3,899
Natural gas, MMcf	9,908	9,529	31,235	30,517
Oil equivalents, MBOE	11,030	14,774	36,602	45,290
Average prices
Oil per Bbl (excludes hedging)	$36.58	$39.45	$32.70	$42.63
NGLs per Bbl	$8.65	$10.55	$7.78	$13.38
Natural gas per Mcf	$1.79	$2.83	$1.25	$2.44
Per BOE data
Sales price (including hedging)	$32.34	$37.86	$29.31	$40.22
Lease operating	$7.98	$8.50	$8.40	$9.61
Production taxes	$2.39	$3.00	$2.16	$3.21
Depreciation, depletion and amortization	$25.80	$21.40	$24.61	$20.36
General and administrative	$3.07	$3.03	$3.07	$2.95
Selected financial data: (In thousands, except per share data)
Total revenues and other income	$129,225	$508,041	$760,815	$1,627,282
Total costs and expenses	$464,729	$2,968,006	$1,744,273	$4,473,866
Net loss available to common shareholders	$(693,052)	$(1,865,108)	$(1,165,841)	$(2,120,493)
Loss per common share, basic	$(2.47)	$(9.14)	$(4.92)	$(11.01)
Loss per common share, diluted	$(2.47)	$(9.14)	$(4.92)	$(11.01)
Weighted average shares outstanding, basic	280,418	204,143	237,100	192,549
Weighted average shares outstanding, diluted	280,418	204,143	237,100	192,549
Net cash provided by operating activities	$151,321	$373,120	$358,255	$901,256
Net cash provided by (used in) investing activities	$216,109	$(395,418)	$(140,852)	$(1,840,315)
Net cash provided by (used in) financing activities	$(364,439)	$(125)	$(215,127)	$898,690

Selected Financial Data
For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$18,329	$16,053
Accounts receivable trade, net	216,378	332,428
Derivative assets	34,054	158,729
Prepaid expenses and other	17,877	27,980
Total current assets	286,638	535,190
Property and equipment:
Oil and gas properties, successful efforts method	13,721,164	13,904,525
Other property and equipment	135,788	168,277
Total property and equipment	13,856,952	14,072,802
Less accumulated depreciation, depletion and amortization	(4,188,500)	(3,323,102)
Total property and equipment, net	9,668,452	10,749,700
Other long-term assets	110,654	104,195
TOTAL ASSETS	$10,065,744	$11,389,085

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	September 30,	December 31,
	2016	2015
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$41,382	$77,276
Revenues and royalties payable	138,075	179,601
Accrued capital expenditures	45,702	94,105
Accrued interest	9,052	62,661
Accrued lease operating expenses	34,260	55,291
Accrued liabilities and other	60,598	50,261
Taxes payable	45,868	47,789
Accrued employee compensation and benefits	23,007	32,829
Total current liabilities	397,944	599,813
Long-term debt	4,085,629	5,197,704
Deferred income taxes	738,432	593,792
Asset retirement obligations	164,289	155,550
Deferred gain on sale	38,471	48,974
Other long-term liabilities	36,960	34,664
Total liabilities	5,461,725	6,630,497
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 600,000,000 shares authorized; 289,676,901 issued and 284,343,983 outstanding as of September 30, 2016 and 206,441,303 issued and 204,147,647 outstanding as of December 31, 2015	290	206
Additional paid-in capital	5,671,074	4,659,868
Retained earnings (accumulated deficit)	(1,075,311)	90,530
Total Whiting shareholders' equity	4,596,053	4,750,604
Noncontrolling interest	7,966	7,984
Total equity	4,604,019	4,758,588
TOTAL LIABILITIES AND EQUITY	$10,065,744	$11,389,085

WHITING PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$315,554	$504,155	$942,287	$1,674,530
Loss on sale of properties	(189,934)	(359)	(193,729)	(61,937)
Amortization of deferred gain on sale	3,490	3,666	11,111	13,240
Interest income and other	115	579	1,146	1,449
Total revenues and other income	129,225	508,041	760,815	1,627,282
COSTS AND EXPENSES:
Lease operating expenses	87,982	125,575	307,530	435,315
Production taxes	26,372	44,303	79,125	145,410
Depreciation, depletion and amortization	284,569	316,147	900,877	922,077
Exploration and impairment	24,293	1,690,679	85,565	1,829,160
Goodwill impairment	-	869,713	-	869,713
General and administrative	33,908	44,821	112,227	133,788
Interest expense	84,578	84,551	245,145	247,984
(Gain) loss on extinguishment of debt	(46,541)	-	42,236	5,634
Derivative gain, net	(30,432)	(207,783)	(28,432)	(115,215)
Total costs and expenses	464,729	2,968,006	1,744,273	4,473,866
LOSS BEFORE INCOME TAXES	(335,504)	(2,459,965)	(983,458)	(2,846,584)
INCOME TAX EXPENSE (BENEFIT):
Current	113	(422)	115	(357)
Deferred	357,438	(594,425)	182,286	(725,686)
Total income tax expense (benefit)	357,551	(594,847)	182,401	(726,043)
NET LOSS	(693,055)	(1,865,118)	(1,165,859)	(2,120,541)
Net loss attributable to noncontrolling interests	3	10	18	48
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(693,052)	$(1,865,108)	$(1,165,841)	$(2,120,493)
LOSS PER COMMON SHARE:
Basic	$(2.47)	$(9.14)	$(4.92)	$(11.01)
Diluted	$(2.47)	$(9.14)	$(4.92)	$(11.01)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	280,418	204,143	237,100	192,549
Diluted	280,418	204,143	237,100	192,549

WHITING PETROLEUM CORPORATION
Reconciliation of Net Loss Available to Common Shareholders to
Adjusted Net Loss Available to Common Shareholders
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss available to common shareholders	$(693,052)	$(1,865,108)	$(1,165,841)	$(2,120,493)
Adjustments net of tax:
Amortization of deferred gain on sale	(2,188)	(2,308)	(6,966)	(8,335)
Loss on sale of properties	119,089	226	121,468	38,989
Impairment expense	9,747	1,051,017	28,783	1,083,472
Goodwill impairment (non-taxable)	-	869,713	-	869,713
Penalties for early termination of drilling rig contracts	1,338	7,076	11,335	47,720
(Gain) loss on extinguishment of debt	(29,181)	-	26,482	3,546
Total measure of derivative gain reported under U.S. GAAP	(19,080)	(130,799)	(17,826)	(72,528)
Total net cash settlements received on commodity derivatives during the period	25,781	34,760	81,843	92,565
Tax impact of Section 382 limitation on net operating losses	454,467	-	454,467	-
Adjusted net loss (1)	$(133,079)	$(35,423)	$(466,255)	$(65,351)

Adjusted net loss available to common shareholders per share, basic	$(0.47)	$(0.17)	$(1.97)	$(0.34)
Adjusted net loss available to common shareholders per share, diluted	$(0.47)	$(0.17)	$(1.97)	$(0.34)

(1)
Adjusted Net Loss Available to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting's fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Loss Available to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Loss Available for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION
Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$151,321	$373,120	$358,255	$901,256
Exploration	8,747	21,072	39,659	108,000
Exploratory dry hole costs	(37)	(68)	(37)	(867)
Changes in working capital	3,020	(114,248)	19,115	(98,574)
Discretionary cash flow (1)	$163,051	$279,876	$416,992	$909,815

(1)
Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company's ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call
The Company's management will host a conference call with investors, analysts and other interested parties on Thursday, October 27, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT, 9:00 a.m. MDT) to discuss Whiting's third quarter 2016 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10093213. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.); (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the "Investor Relations" box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Thursday, October 27, 2016 and continuing through Thursday, November 3, 2016.  You may access this replay at (877) 344-7529 (U.S.); 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10093213.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain region of the United States.  The Company's largest projects are in the Bakken and Three Forks plays in North Dakota and Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements
This news release contains statements that we believe to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we "expect," "intend," "plan," "estimate," "anticipate," "believe" or "should" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended June 30, 2016 and Annual Report on Form 10-K for the period ended December 31, 2015.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.